NON-CIRCUMVENTION/NON-DISCLOSURE AND
                            CONFIDENTIALITY AGREEMENT

The agreement is made and entered into this 2nd day of August 2004, by and between:

Bill Woo and Gateway Venture Holdings, Inc., a Nevada corporation ("Gateway").

WHEREAS, the purpose of this Agreement is to lay down the terms and conditions, and guidelines which will allow the respect and protection of each Party's respective proprietary interests.

NOW THEREFORE, in considering of the various representations, mutual promises, covenants, and undertakings contemplated herein and for good valuable consideration, the value of which is acknowledged by the Parties by execution hereof, the Parties agree as follows:

          1. None of the parties shall divulge to any person, (other than those whose provenance it is to know it, or with proper authority) or use any trade secrets or confidential information or any financial or trade information relating to the other, which they acquire as a result of the discussing of or the entering into agreements with each other. Each Party shall endeavor to prevent its officers, employees, agents, representatives, and associates from doing anything, which, if done by Party, would be a breach of this agreement. This restriction shall continue to apply after the expiration of this Agreement, and other Agreements entered into between the Parties, without limit in point of time, but shall cease to apply to secrets or information, which came into the public domain through no fault of the Party concerned.

          2.   The Parties each undertake to the other that for a period of five
               (5) years from the date of this Agreement, they will not, without prior written consent of the other, directly or indirectly through third parties, make or seek to make contact or communication with those Banks, Financial Institutions, government representatives, clients, investors, traders, associates, legal advisors and financial advisors with whom they have been placed into contact with by the other or to whom the names, addresses and other pertinent information has been released to them by the other.

          3.   Each party undertakes irrevocably and unconditionally:

               a. To ensure that all aspects of each transaction remain confidential.

               b. Not to disclose, either verbally or in written form, any knowledge that it may obtain at any time in the future, be it either implicit or


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                    implied, with respect to the implementation of any proposed transaction.

               c.   Not to circumvent or attempt to circumvent the other.

               d. Not to disclose to third parties the names, addresses, fax and telephone coordinates of any contact/client revealed by one party to the other.

               e. Not to enter into direct or indirect negotiations with any other's contacts/clients.

               f. Not to show, deliver, or cause to be seen, any documents, papers, correspondence, memoranda or copies of such to other than person(s) or entities of any kind, except to those whom are required to maintain confidentiality such as an attorney or tax advisor.

               g. Each Party shall endeavor to ensure that any of its officers, employees, agents, representatives or associates who, by virtue of their duties may receive the type of information described in this Agreement, are fully obligated to respect the spirit and terms of this Agreements in the same way as each Party. Each Party shall undertakes to have those officers, employees, agents, representatives or associates acknowledge their obligation by Countersigning a copy of this Agreement, thereby binding them to honor the terms of this Agreement.

          4. Each Party acknowledges that any breach of the terms and conditions of this Agreement by either party or its employees, agents, representatives or associates may render the seeking of liquidated damages, by the other and the cancellation and termination of all agreements and transactions.

          5. This Agreement has been entered into by each Party acting on its own free will and judgment and shall be binding on the Parties, their heirs or successors, administrators, and assignees.

          6. Any dispute or controversy arising out of or relating to any interpretation, construction, performance, or breach of this Agreement shall be resolved exclusively by binding arbitration in Las Vegas, Nevada, in accordance with the rules then in effect of the American Arbitration Association, The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such


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               arbitration, and each of them shall separately pay their counsel fees and expenses.

          7. The release of confidential information pursuant to a protested court order shall not be deemed to be a violation of this Agreement.

          8. This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be party hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BILL WOO

By:_____________________________
         Bill Woo



GATEWAY VENTURE HOLDINGS, INC.


By:  _____________________________
         Rick Bailey
Its: President


By:  _____________________________
         Flo Ternes
Its: Chief Operations Officer


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